EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76596) pertaining to The Drovers and Mechanics Bank Salary Deferral Plan of our report dated November 4, 2003, with respect to the financial statements and supplemental schedule of The Drovers and Mechanics Bank Salary Deferral Plan included in this Annual Report (Form 11-K) for the period ended June 1, 2003.

/s/ Smith Elliott Kearns & Company, LLC

Smith Elliott Kearns & Company, LLC

Hagerstown, Maryland

December 11, 2003